Exhibit 10.1

Release and Settlement Agreement – Mutual

RELEASE AND SETTLEMENT AGREEMENT

AMONG

ELEPHANT TALK DE MEXICO, S.A.P.I. DE C.V.,

ELEPHANT TALK EUROPE HOLDING BV,

ELEPHANT TALK COMMUNICATIONS CORP.

AND

IUSACELL, S.A., DE C.V.

This Release and Settlement Agreement (this “Agreement”), effective as of June 12, 2015 (the “Effective Date”), is among Elephant Talk de Mexico, S.A.P.I. de C.V., a company constituted under the laws of Mexico (“ET Mexico”) and Elephant Talk Europe Holding BV, a company constituted under the laws of The Netherlands (“ET Europe”), Elephant Talk Communications Corp., a company constituted under the laws of Delaware, U.S.A. (“ETC Corp.,” and all three together the “ET Parties”), and Iusacell, S.A., de C.V., a company constituted under the laws of Mexico (“Iusacell”). Each of the signatories to this Agreement may be referred to in the singular as “Party” or in the plural as “Parties.”

RECITALS

WHEREAS, on August 1, 2013, Iusacell, ET Mexico, and ET Europe entered into that certain Mobile Network Enablement Agreement (as amended, restated, supplemented, or otherwise modified, the “Network Agreement”), pursuant to which ET Europe and ET Mexico were to provide to Iusacell a comprehensive mobile network enablement technology platform (the “Platform”) and related services, including, among other things, Platform hosting services and professional services;

WHEREAS, on March 28, 2013, Iusacell and ET Mexico entered into that certain Letter Agreement Re: Purchase of IT Equipment by Elephant Talk (as amended, restated, supplemented, or otherwise modified, the “Equipment Financing Agreement”), pursuant to which, among other things, Iusacell purchased certain equipment and software licenses utilized in connection with the Platform, transferred same to ET Mexico, and provided financing to ET Mexico in connection with the purchase price of such equipment and software licenses;

WHEREAS, as a result of the services to be provided by ET Europe to Iusacell, the equipment, software licenses and financing provided by Iusacell to ET Mexico, and the contractual obligations arising between the Parties in accordance with the Network Agreement and the Equipment Financing Agreement, mutual debts were created between ET Europe/ET Mexico and Iusacell from time to time and exist as of the date of this Agreement,+++++++++ +++++++++ +++++++++++++ ++++++++++++++++ +++++++++++++++++++++++ ++++++ +++ ++++++ +++++ +++++ ++++++++++++++++ +++++++++

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

1

Release and Settlement Agreement – Mutual

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++ ++++++++++++++ +++++++++++++++++++++++++++++++++ + ++++++++++++++++++++++++++++++++++++++++++++++++ +++++++++++++++++++++++

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++ +++++ +++++++++ ++++++++ ++++++++++++ ++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++ ++++++++++++++++

++++++++++++++ ++++++++++++++++++++++++++++++++++++++++++ +++++++++++++++++++++++++++++++++++++ +++++++++++++++++++++ +++++++++++++++++++++++++ +++++++++++++++++++++++++++++++++++++ +++++++++++ +++++++++++++++ +++++++++++++++++++++++++++++++++++++++++ +++++++++++++++++++++++++++++++++++ +++++ ++++++++++++++++

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

WHEREAS, as a result of extensive arm’s-length negotiations, each Party has resolved to enter into this Agreement to settle the Dispute and any and all other potential claims and causes of action which it may now have or claim to have or may have in the future against the other Party +++++++ ++++++ ++++++ ++++++ ++++++ ++++++ ++++++ +++++++++++++++++++++++ Europe Claim, the Iusacell Claim, or any other claims for setoff, breach of contract, or tort; and

WHEREAS, simultaneous with the execution of this Agreement, the Parties have mutually agreed to terminate the Network Agreement and the Equipment Financing Agreement without any further obligations of any Party thereunder;

NOW, THEREFORE, in consideration of the recitals stated above, the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	No Admission of Wrongdoing and Object and Purpose of the Agreement.

a.	It is understood and expressly agreed that this Agreement does not constitute, and shall not be construed to constitute, an admission by Iusacell or any of its past or present or future employees, representatives, subsidiaries, affiliates, related entities, parent entities, successors, predecessors, officers, directors, assigns, and attorneys (collectively, the “Iusacell Released Parties”) of any breach of contract or any violation of any common law or statutory contract or tort law principle. Iusacell denies each and every allegation of breach or wrongdoing of every kind. It is expressly understood and agreed that this Agreement is made solely for the purpose of avoiding the risks, difficulty, expense, delay, and uncertainty of protracted litigation. Therefore the Settlement Payment described below shall not be construed as consideration for damages, indemnities or penalties.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

2

Release and Settlement Agreement – Mutual

b.	It is understood and expressly agreed that this Agreement does not constitute, and shall not be construed to constitute, an admission by the ET Parties or any of their past or present or future employees, representatives, subsidiaries, affiliates, related entities, parent entities, successors, predecessors, officers, directors, assigns, and attorneys (collectively, the “ET Released Parties”) of any breach of contract or any violation of any common law or statutory contract or tort law principle. The ET Parties deny each and every allegation of breach or wrongdoing of every kind. It is expressly understood and agreed that this Agreement is made solely for the purpose of avoiding the risks, difficulty, expense, delay, and uncertainty of protracted litigation. Therefore the Settlement Payment described below shall not be construed as consideration for damages, indemnities or penalties.

2.	Settlement Payment

a.	No later than the close of business in New York City on June 19, 2015, Iusacell shall cause to be paid on its behalf to ET Europe thirteen million five hundred thousand and 00/100 dollars ($13,500,000.00), as reduced by the amount of the ET Mexico Debt, and therefore equal to an aggregate net amount of twelve million six hundred thousand and 00/100 dollars ($12,600,000.00) (the “Settlement Payment”), in full satisfaction of:

i.	+++++++++++ ++ +++++ amounts asserted by the ET Parties to be due under the Network Agreement, and the net present value of any and all future amounts that would have been due to the ET Parties under the Network Agreement through the end of its term; and

ii.	++++++ +++++++++ any +++++ contractual rights or credits asserted by Iusacell to be due under the Network Agreement, any amounts asserted by Iusacell to be due under the Equipment Financing Agreement, and the net present value of any and all future amounts that would have been due to Iusacell under the Equipment Financing Agreement through the end of its term.

+.	++++++++++++++++++++++++++++++++ +++++++++++++++++++++++++++++ +++++++++++++++ ++++++++++++ +++++++++++++++++++++ ++++++++++++++++++++++++++ +++++++++++++++ ++++.

c.	ET Europe shall cause to be provided to Iusacell no later than three (3) days following the Effective Date (i) a copy of proof of its Netherlands residency (constancia de residencia), emitted by the applicable Netherlands fiscal authority, and (ii) its wire transfer instructions for receipt of the Settlement Payment.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

3

Release and Settlement Agreement – Mutual

+.	+++++++++++++++++++++ ++++++++++++++++++++++++++++++++++++++++++++ ++++++++++++++++++++++++++++++++++++++++++++++++ +++++++++++++++++++++++ ++++++++++++++++++++++++++++++++++++++ ++++++++++++++++++++++++ +++++++++++++++++++++++++++++++++++++

e.	The Parties agree that the Settlement Payment represents fair consideration and reasonably equivalent value for the liabilities to be settled under this Agreement in light of the claims and defenses asserted by each Party in connection with the Dispute and otherwise under the Network Agreement and the Equipment Financing Agreement.

3.	Termination

a.	Upon the Effective Date, the Network Agreement and any related agreements shall be deemed terminated by mutual agreement of the Parties as of the Effective Date, except as otherwise necessary to carry out the terms of this Agreement, and there shall be no further obligations thereunder beyond those which by the terms of the Network Agreement survive its termination.

b.	Upon the Effective Date, the Equipment Financing Agreement and any related agreements shall be deemed terminated by mutual agreement of the Parties as of the Effective Date, except as otherwise necessary to carry out the terms of this Agreement, and there shall be no further obligations thereunder beyond those which by the terms of the Equipment Financing Agreement survive its termination.

c.	From the Effective Date, Iusacell will pay such sums as it owes +++ +++ under the Equipment Financing Agreement and full unencumbered legal and beneficial title to the equipment which is the subject of the Equipment Financing Agreement shall vest or remain vested with ET Mexico and Iusacell will provide to ET Mexico all reasonably requested documentation related thereto (including a copy of the original lease and license agreement). Accordingly, Iusacell hereby confirms that it does not have, and shall not hereafter make, any claim of title or ownership with respect to the items described in Exhibit 1 to this Agreement, which the ET Parties confirm were acquired pursuant to the Equipment Financing Agreement.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

4

Release and Settlement Agreement – Mutual

d.	With reasonable haste, but in no event later than June 19, 2015, Iusacell shall turn off the ++++++++++++++ ++++++++++++++++ +++++++++++++++++++ + which are resident on the platform described in the Network Agreement. At no out-of-pocket cost or expense, the ET Parties shall provide any reasonably necessary platform or other access or assistance for Iusacell for such purposes, provided that Iusacell follows any reasonable rules and instructions for access provided by the ET Parties. With reasonable haste, but in no event later than +++++ +++++ ++++ the ET Parties shall cause the equipment and software described in Exhibit 1 to this Agreement, and any other equipment and/or software of any of the ET Parties, to be removed from Iusacell’s premises and systems. At no out-of-pocket cost or expense, Iusacell shall provide any reasonably necessary access to its premises and/or systems for such purpose, provided that the ET Parties follow any reasonable rules and instructions for access provided by Iusacell. In the event of any damage or other loss in the course of the activities described in this Subsection (d), the terms of the Agreement that would have been applicable to such activities had they occurred subject to its purview and during its effectiveness shall apply to such damage and/or other loss (including those terms regarding responsibility for loss, indemnities and limitations of liability, as applicable), shall apply to such damage and/or loss, notwithstanding the Agreement’s prior termination.

+.	The Parties shall promptly execute any documents reasonably requested by any Party in connection with such termination+++++++++++++++++++++++++ +++++++++++++++++++++++++++ +++++++++++++++++++++ ++++++++ = +++++++++ .

4.	Final Release

The Parties are aware they may hereafter discover claims or facts in addition to or different from those they now know or believe to be true with respect to the Dispute. Nevertheless, it is the intention of the Parties to fully, finally and forever to settle and release all claims arising out of or in any way connected with the Dispute, the Network Agreement, and the Equipment Financing Agreement, including claims for damages and losses which are presently unknown or unanticipated. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete mutual releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto. The Parties covenant and agree never to commence, aid in any way, prosecute or cause or permit to be commenced or prosecuted against the other, any action or other proceeding based upon any claim, demand, cause of action, obligation, damage or liability which is within the scope of the Dispute, the Network Agreement, or the Equipment Financing Agreement. The foregoing release is binding on each of the Parties and its respective shareholders, directors, officers, employees, parents, servants, heirs, successors, assigns, and agents.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

5

Release and Settlement Agreement – Mutual

5.	Mutual Releases

a.	Effective upon the full satisfaction of the payment obligations referred to in Section 2 above, except as to such rights or claims as may be created by this Agreement, Iusacell, on behalf of itself and on behalf of any of their affiliates, subsidiaries, related parties, parent entities, predecessors, successors and assigns, hereby fully, finally and forever release and discharge ET Europe, ET Mexico and all of the other ET Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, dues, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, extents, executions, sums of money, damages, judgments, and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which Iusacell ever had or may presently have against ET Europe, ET Mexico or any of the other ET Released Parties from the beginning of time up to and including the date of this Agreement, including the Dispute, the Network Agreement, or the Equipment Financing Agreement, and any other federal, state or local statute, regulation, ordinance, order or common law doctrine or rule, except as provided in this Agreement. Iusacell expressly covenants and agrees never to commence, aid in any way, prosecute or cause to be commenced or prosecuted against any of the ET Released Parties, any cause of action or other proceeding based upon any claim, demand, cause of action, obligation, damage or liability which is within the scope of the Dispute, the Network Agreement, or the Equipment Financing Agreement. By expressly releasing and forever discharging all of the foregoing settled claims, whether known or unknown, against ET Europe, ET Mexico and the ET Released Parties, Iusacell expressly waives any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542 which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

and any other law of any jurisdiction (domestic or foreign), or principle of common law, which is similar, comparable or equivalent to said provision. Notwithstanding such law or similar, comparable or equivalent law, subject to the terms of this Agreement, the claims released by Iusacell include any and all such claims that are not known or suspected to exist at the time of the execution of this Agreement, and, to the fullest extent necessary to make effective such release by Iusacell of such not known or suspected claims, subject to the terms of this Agreement, Iusacell expressly waives and relinquishes all rights and benefits which it may have under such law or similar, comparable or equivalent law. Iusacell further represents and warrants that it has read and understood the foregoing and indicates that fact by placing its initials, or the initials of its authorized agents, below:

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

6

Release and Settlement Agreement – Mutual

__________	__________
Iusacell, S.A., de C.V.	Iusacell, S.A., de C.V.

b.	Effective upon the full satisfaction of the payment obligations referred to in Section 2 above, except as to such rights or claims as may be created by this Agreement, the ET Parties, on behalf of themselves and on behalf of any of their affiliates, subsidiaries, related parties, parent entities, predecessors, successors and assigns, hereby fully, finally and forever release and discharge Iusacell and all of the other Iusacell Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, dues, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, extents, executions, sums of money, damages, judgments, and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the ET Parties ever had or may presently have against Iusacell or any of the other Iusacell Released Parties from the beginning of time up to and including the date of this Agreement, including the Dispute, the Network Agreement, or the Equipment Financing Agreement, and any other federal, state or local statute, regulation, ordinance, order or common law doctrine or rule, except as provided in this Agreement. The ET Parties expressly covenant and agree never to commence, aid in any way, prosecute or cause to be commenced or prosecuted against any of the Iusacell Released Parties, any cause of action or other proceeding based upon any claim, demand, cause of action, obligation, damage or liability which is within the scope of the Dispute, the Network Agreement, or the Equipment Financing Agreement. By expressly releasing and forever discharging all of the foregoing settled claims, whether known or unknown, against Iusacell and the Iusacell Released Parties, the ET Parties expressly waive any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542 which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

and any other law of any jurisdiction (domestic or foreign), or principle of common law, which is similar, comparable or equivalent to said provision. Notwithstanding such law or similar, comparable or equivalent law, subject to the terms of this Agreement, the claims released by each of the ET Parties include any and all such claims that are not known or suspected to exist at the time of the execution of this Agreement, and, to the fullest extent necessary to make effective such release by each of the ET Parties of such not known or suspected claims, subject to the terms of this Agreement, each of the ET Parties expressly waives and relinquishes all rights and benefits which it may have under such law or similar, comparable or equivalent law. Each of the ET Parties further represents and warrants that it has read and understood the foregoing and indicates that fact by placing its initials, or the initials of an authorized agent, below:

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

7

Release and Settlement Agreement – Mutual

__________	__________	__________
Elephant Talk de Mexico, S.A.P.I. de C.V.	Elephant Talk Europe Holding BV	Elephant Talk Communications Corp.

6.	Representations and Warranties Regarding Claims

a.	Iusacell represents and warrants that other than the Dispute identified in the recitals to this Agreement, (i) it has not filed or initiated any proceedings against ET Europe, ET Mexico or any of the ET Released Parties, (ii) no such proceedings have been initiated against ET Europe, ET Mexico or any of the ET Released Parties on Iusacell’s behalf, (iii) Iusacell is the sole owner of all actual or alleged claims, demands, rights, causes of action and other matters that are released in Sections 4 (Final Release) and 5 (Mutual Releases) above, (iv) the same have not been transferred or assigned or caused to be transferred or assigned to any person, firm, corporation or any other legal entity, and that (v) it has the full right and power to grant, execute, and deliver the releases, undertakings and agreements contained in this Agreement.

b.	Each of the ET Parties represents and warrants that other than the Dispute identified in the recitals to this Agreement, (i) it has not filed or initiated any proceedings against Iusacell or any of the Iusacell Released Parties, (ii) no such proceedings have been initiated against Iusacell or any of the Iusacell Released Parties on ET Europe’s or ET Mexico’s behalf, (iii) the ET Parties are the sole owners of all actual or alleged claims, demands, rights, causes of action and other matters that are released in Sections 4 (Final Release) and 5 (Mutual Releases) above, (iv) the same have not be transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or any other legal entity, and that (v) they have the full right and power to grant, execute, and deliver the releases, undertakings and agreements contained in this Agreement.

7.	Confidentiality and the Materiality of Confidentiality to the Settlement of the Dispute

a.	This Agreement, the amount of the Settlement Payment, the terms hereof, and the facts giving rise, or otherwise connected, to the Dispute shall be confidential and shall not be disclosed to any third party other than the attorneys and accountants of the Parties hereto, except that:

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

8

Release and Settlement Agreement – Mutual

i.	Iusacell hereby authorizes the ET Parties to use Iusacell’s name in a factual press release regarding the Parties mutual decision to terminate the Network Agreement on the first business day following the Effective Date of this Agreement, and to republish same from time-to-time including in any regulatory filings;

ii.	no Party shall have any obligation to the other Party with respect to information which: (A) is or becomes publicly known through no wrongful act of such Party (such obligations ceasing at the time such information becomes publicly known), (B) the other Party consents in writing to be free of restriction, or (C) it is required to provide to any court or government agency pursuant to a written court order, subpoena, regulatory demand or requirement, or process of law; provided that such Party, unless prohibited by applicable law, first provides the disclosing Party with prompt notice of such requirement and reasonable cooperation should it seek protective arrangements for the production of, or otherwise object to the disclosure of, such information;

iii.	each of the Parties and their affiliates and parent entities may disclose matters related to this Agreement if (A) requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, or (B) the Agreement or matters related the Agreement are required to be disclosed by the rules of any stock exchange on which the shares or other securities of the Parties are listed or (C) the Agreement or matters related to the Agreement are required to be disclosed by the laws or regulations of any governmental or regulatory entity including the U.S. Securities and Exchange Commission (the “SEC”) with jurisdiction over the Party or its affiliate making such disclosure; provided, however, that Parties acknowledge and agree that they will submit a Confidential Treatment Request to the SEC with respect to certain material terms of the Agreement to the extent the SEC requires the Agreement’s disclosure; and

i+.	++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++ ++ ++ ++ +++++++++++++++++++++++ +++++++ +++++++++ +++++++++++++++++++++++++++++++++++++++++ +++++++++++++++ =++++ +++++++++++++++++ ++++++++++++++++++++++++++++++++++++++++++++++++++++++ ++++++++++++++++++ ++++++.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

9

Release and Settlement Agreement – Mutual

b.	Subject to the foregoing, Iusacell, ET Mexico, and ET Europe shall not make any written or oral statement(s) which knowingly damage or disparage the name, business, or reputation of any other Party, whether such damage or disparagement is undertaken unilaterally or in response to questions or solicitations by others, except that the foregoing obligations shall not be deemed violated by statements which are truthful, complete and made in good faith in response to any question, inquiry or request for information solicited or required by legal process or governmental inquiry or investigation, including any written court order, subpoena, regulatory demand, or other process of law.

c.	The Parties acknowledge and agree that the obligations set forth above in this Section are a material aspect of the consideration for this Agreement and the value exchanged in respect of this Agreement.

8.	Settlement Discussions

This Agreement and the transactions contemplated herein are part of a settlement among the Parties. This Agreement shall not operate as an admission of liability by any Party. The Parties expressly acknowledge that this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding in which a breach of this Agreement is alleged.

9.	Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Parties hereto and supersedes all prior agreements, arrangements, negotiations, and understandings, whether written or oral, relating to the subject matter hereof. All prior written and oral negotiations and agreements, and all contemporaneous oral negotiations and agreements, between the Parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. There are no other understandings, statements, promises, or inducements, oral or otherwise in connection with the Dispute, in addition to the terms of this Agreement. No representations, warranties, covenants, or conditions, expressed or implied, whether by statute or otherwise, other than as set forth herein have been made by any Party hereto. There are no conditions precedent to the effectiveness of this Agreement other than any expressly stated in this Agreement.

10.	Additional Necessary Documents

Each of the Parties shall execute such additional documents as may be reasonably required in order to carry out the purpose and intent of this Agreement.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

10

Release and Settlement Agreement – Mutual

11.	Modification and Waiver

a.	This Agreement may not be modified, superseded, terminated, or amended, and no provision or breach hereof may be waived or deemed waived by any Party, except by a writing making specific reference thereto and signed by the Party to be bound.

b.	No delay or omission by any Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach, condition or covenant shall not be construed to be a waiver of any succeeding breach or condition or of any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

c.	Subject to the foregoing, the Parties may modify, supersede, terminate, amend, or make waivers with respect to, this Agreement without the consent of any third party.

12.	Binding Agreement

This Agreement and each of its terms shall, upon its execution by the Parties, be binding upon and shall inure to the benefit of the Parties hereto and to the successors and assigns of each Party, whether those successors and assigns are presently known or unknown. Nothing in this Agreement, whether expressed or implied, is intended to confer on any person other than the Parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement, except that to the extent that the releases set forth in Sections 4 (Final Release) and 5 (Mutual Releases) run in favor of any persons or parties who are not signatories to this Agreement, including the ET Released Parties and the Iusacell Released Parties, this Agreement is hereby declared to be made in and for their respective benefits and uses.

13.	Warranty; Required Consents

a.	Each Party hereby represents and warrants that it has the requisite power and authority to enter into this Agreement and to perform according to the terms hereof. Each of ET Mexico and ET Europe further represents and warrants that it has obtained all necessary consents of all necessary parties to compromise and settle the ET Europe Claim on the terms set forth herein. Each of ET Mexico and ET Europe further represents and warrants that its respective board of directors has given due consideration to the terms of the settlement contained in this Agreement and has approved its terms.

b.	The Parties represent and warrant to each other that: (i) each Party has received independent legal advice from the attorney of his, her or own choice concerning the terms and conditions of this Agreement and, following such advice has executed this Agreement after concluding that it is in his, her or its best interest to do so; and (ii) no party has relied upon any statement of undertaking, whether oral or written, which is not contained in this Agreement. This Agreement full and accurately reflects the intent of the Parties.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

11

Release and Settlement Agreement – Mutual

14.	Construction, Interpretation, Choice of Law and Forum

a.	Governing Law. This Agreement, including its validity, interpretation, construction, performance, and enforcement, shall be executed, governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be fully performed within the State of New York, without regard to choice of law or conflict of law principles. For the avoidance of doubt, this Agreement’s execution shall be governed by New York law, without regard to choice of law or conflict of law principles. The Parties exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods if otherwise applicable.

b.	Construction and Interpretation.

i.	This Agreement has been prepared jointly and has been the subject of arm’s length and careful negotiation. Each Party has been given the opportunity to independently review this Agreement with legal counsel and other consultants, and each Party has the requisite experience and sophistication to understand, interpret and agree to the particular language of its provisions. Accordingly, the drafting of this Agreement is not to be attributed to any Party.

ii.	The recitals set forth above shall be construed to be an integral part of this Agreement. Headings contained in this Agreement are for reference purposes only and are not to affect the meaning or interpretation of this Agreement. The word “include” in every form means to include without limitation by virtue of enumeration and a derivative of a defined term shall have the meaning appropriate to the context of its use. The use of singular words includes the plural and vice versa.

c.	Arbitration.

i.	Any dispute arising out of or relating this Agreement shall be resolved exclusively by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules (including the Procedures for Large, Complex Commercial Disputes) then in effect, as such rules may be modified or supplemented by the provisions of this Subsection (c) (Arbitration), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. An arbitration conducted pursuant to this Subsection (c) (Arbitration) shall be before a single arbitrator agreed upon by the Parties within thirty (30) days after initiation of the arbitration or, failing agreement, appointed by the AAA from its National Roster utilizing a list procedure. The arbitrator shall by training, education, or experience have knowledge of the general subject matter of this Agreement and the Network Agreement. Any arbitration pursuant to this Subsection (c) (Arbitration) shall be held in New York City, and the language of such arbitration shall be English. The arbitrator shall render a reasoned award.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

12

Release and Settlement Agreement – Mutual

ii.	In any arbitration conducted pursuant to this Subsection (c) (Arbitration), Iusacell, on the one hand, and the ET Parties (collectively), on the other hand, shall be entitled to take the following discovery: (1) six (6) depositions of the adverse party and/or non-party witnesses; (2) service of up to twenty (20) interrogatories to be answered under oath by the adverse Party; and (3) document requests directed to the adverse Party. The arbitrators may, for good cause shown, enlarge the extent of discovery but shall not reduce the foregoing limits.

iii.	The Parties hereby agree: that an award rendered by the arbitrator(s) pursuant to this Subsection (c) (Arbitration) (an “Underlying Award”) may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”); that the Underlying Award rendered by the arbitrator(s) shall, at a minimum, be a reasoned award; and that the Underlying Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Underlying Award, as defined by Rule A-3 of the Appellate Rules, by filing a Notice of Appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. The appellate panel shall grant oral argument if requested by any Party or if the panel deems it appropriate. Oral arguments shall be conducted in New York City, and the language of such oral arguments and the appeals process and decision described in this Subsection (iii) shall be English. Members of the appellate panel shall have the same qualifications as required for an arbitrator above.

iv.	The prevailing Party or Parties shall be entitled to recover from the non-prevailing Party or Parties (jointly and severally) the reasonable attorneys’ fees, expenses and costs incurred by the prevailing Party or Parties in any arbitration and/or appeal conducted in accordance with the foregoing.

15.	Time of the Essence; Calculation of Deadlines

a.	Time shall be of the essence with regard to all matters set forth in, or otherwise contemplated by, this Agreement.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

13

Release and Settlement Agreement – Mutual

b.	If the last day of any time period stated in this Agreement shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday, or legal holiday. The word “day” shall mean a calendar day.

16.	Enforcement of this Agreement

In the event of any dispute, claim, or litigation based upon, arising out of, or relating to, the breach, enforcement, or interpretation of any of the provisions of this Agreement or where any provision of this Agreement is validly asserted as a defense, the prevailing Party or Parties in such dispute, claim, or litigation, shall be entitled to recover its or their fees and costs which are reasonably incurred from the non-prevailing Party or Parties. In addition to the fees and costs recoverable under the preceding sentence, the Parties agree that the prevailing Party or Parties shall be entitled to recover reasonable fees and costs incurred in connection with the enforcement of a judgment arising from such action or proceeding. The provisions of the preceding sentence shall survive the entry of any such judgment.

17.	Attorneys’ Fees, Costs, and Expenses

Except as expressly set forth to the contrary, each Party shall bear its own fees, costs, and expenses in connection with the matters set forth in this Agreement, including the negotiations for, and preparation of, this Agreement.

18.	Reliance

Each Party hereby acknowledges and agrees that but for the provisions of each of the promises, covenants, representations, warranties, and acknowledgements set forth in this Agreement, the other Party would not enter into this Agreement.

19.	Severability

If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the Parties agree the remaining provisions of this Agreement shall remain in full force if both the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner that is materially adverse to any Party by severing the provision determined to be invalid, illegal, or unenforceable.

20.	Transmission of Original Signatures and Executing Multiple Counterparts

Original signatures transmitted and received via facsimile or other electronic transmission of a scanned document (e.g., pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of original signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

[NO FURTHER TEXT ON THIS PAGE]

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

14

Release and Settlement Agreement – Mutual

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the Effective Date.

ELEPHANT TALK DE MEXICO, S.A.P.I. DE C.V.	IUSACELL, S.A., DE C.V.

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

ELEPHANT TALK EUROPE HOLDING B.V.	IUSACELL, S.A., DE C.V.

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

ELEPHANT COMMUNICATIONS CORP.

By:

Printed Name:

Title:

Date:

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

15

Release and Settlement Agreement – Mutual

Exhibit 1

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++:

1.	xxxxxxxxxxxxx

2.	xxxxxxxxxxxxx

[+++++++++++++++++++++++++++++]

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

16

Release and Settlement Agreement – Mutual

Exhibit 2

[+++++++++++++++.]

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of Iusacell, its Affiliates, and third party representatives, and the other Parties hereto except under written agreement by the contracting Parties.

17

+++++++++++++++++++++++++++.

++++++++++++++++++

+++++++++++++++++

++++++

+++++++++++++

+++++++++	+++++++++

Bill To	Ship To	Instructions
++++++++++++++++++++ ______________	+++	+++++++++++++++++++++++

Quantity	Description	Total
++	+++++++++++++++++++++++++++++++	+++++++++++

Total Adjustment	+++++++++
total DUE	+++++++++

I++++++++++++++++++++++
+++++++++++++++
+++++++
++++++++++++

++++++++++++++++++++++++++++++++++.